SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                     ______________________



                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                Date of Report: August 23, 2000
               (Date of earliest event reported)

                   MEDISYS TECHNOLOGIES, INC.
       (Exact name of Registrant as specified in charter)




         Utah                        0-21441            72-1216734
(State or other juris-             (Commission         (IRS Employer
diction of incorporation)           File No.)        Identification No.)


               144 Napoleon Street, Baton Rouge, Louisiana  70802
              (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone no., including area code:  (225) 343-8022

                                     N/A
  (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

     On March 16, 2000, Medisys Technologies, Inc. (the "Company") filed a Complaint against Brett Phillips, Elbert Carl Anderson, William H. Morris, Marilyn Morris and Barbara Larkins in the United States District Court in and for the Middle District of Louisiana, alleging various securities law violations and related claims in connection with the 1998 acquisition by the Company from the defendants of Phillips Pharmatech Labs, Inc. ("Phillips"). The Company is seeking recission of the acquisition, damages and other relief.

     Subsequently, the defendants filed a motion to dismiss the Louisiana action based upon a provision in the 1998 acquisition agreement giving exclusive jurisdiction of the agreement to the State of Utah. On August 22, 2000, the Court granted defendants' motion dismissing the Louisiana action, without prejudice. On August 23, 2000, the Company re-filed the action in the United States District Court for the District of Utah, Central Division.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDISYS TECHNOLOGIES, INC.


Dated:  August 23, 2000       By:  /S/ Edward P. Sutherland
                                   EDWARD P. SUTHERLAND
                                   Chairman and Chief Executive Officer